U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2009

PARADISE MUSIC & ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

           Delaware                                                                1-12635                                            01-3906452
         (State or other                                                          (Commission File Number)           (I.R.S. Employer    Jurisdiction of Formation)                                                                            Identification No.)

1365 N. Courtenay Parkway, Suite A
                      Merritt Island, FL                                                                                         32953
            (Address of principal executive office)                                                                                                (Zip Code)

Registrant's telephone number, including area code:                                                                                     (321)452-9091

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act     (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.

Item 8.01   Other Events.

a.	Re-establishment of company’s historic entertainment business.

  At a meeting held on October 16, 2009, the Board of Directors of Paradise Music & Entertainment, Inc. (the “Company”) approved a plan to re-establish the Company’s former business of providing entertainment services. The approved plan includes renaming one of the corporation’s subsidiaries as Paradise Entertainment Group. That subsidiary will be headed by Winston (Buzz)Willis as its CEO. Under Mr. Willis’ leadership, the company will participate in booking, sponsoring and managing entertainers and venues. The Company and Mr. Willis have extensive experience and accomplishments in this space and are pleased to return to the company’s roots under his direction. The Company has become aware of opportunities that may be available to it and asked Mr. Willis to assume a major role in its taking advantage of them.

Mr. Willis has been a director of PDSE since 2003 except for a brief period from mid 2006 to mid 2007. He was formerly president of the Company’s subsidiary, All Access Entertainment Management Group, Inc., a subsidiary of Paradise Music & Entertainment, Inc., Mr. Willis is acknowledged as a true pioneer and marketing innovator in the music industry. After graduating from Case Weston University in Cleveland, OH, Buzz’s music industry career enjoyed significant growth from its humble beginning as a local promoter for MGM Records. From there, he joined the staff of RCA Records and signed several artists who went on to record gold and platinum records. He holds the distinction of being the youngest Vice President at RCA and was the founder of the Black Music Division of RCA Records where, under his guidance, the careers of Jose Feliciano and the Main Ingredient were nurtured. From the late 1970s to the early 1980s, he served as Senior V.P. of American operations of Phillips Electronics Corp. (parent of Polydor/Polygram Records).  At Phillips, Buzz was instrumental in the acquisition of the Mercury and Verve labels. A true trailblazer, Buzz accepted the position of CEO of CTI Records. Here, he propelled the career of jazz greats such as George Benson and Esther Phillips, and was personally responsible for the industry’s first platinum jazz album, “Mr. Magic” by Grover Washington, Jr. He introduced the concept of marketing black artists, such as Kool & The Gang, Sister Sledge and Alexander O’Neal, to mainstream audiences and treating them similarly to white artists. In 1996, Buzz launched One World Entertainment in partnership with The Sanctuary Group, which provided services such as artist management, tour direction, record production and concert tour promotion. Buzz is a member of the R&B Hall of Fame.

b.           Distribution of the shares of the Company’s operating subsidiary to its shareholders.

As part of the renewed focus of the Company on the entertainment industry, the Company’s Board of Directors has also approved the distribution of the shares of the Company’s wholly-owned subsidiary, Environmental Testing Labs, Inc. (ETL) to the shareholders of the Company, on a pro-rata basis. ETL then will operate as a stand-alone company in the environmental testing market and will have no further affiliation with the Company. This separation of focus is expected to enhance shareholder value.

Item 9.01  Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereto duly authorized.

Paradise Music & Entertainment, Inc.

 By: /s/ Richard P. Rifenburgh
     --------------------------------
       Name: Richard P. Rifenburgh
             Chairman